SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 14, 2024

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3940 Ruffin Road

Suite C

San Diego, CA 92123

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	FKWL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Definitive Settlement Agreements Executed in Settlement of Derivative Litigation

Background

As previously disclosed, a legal action was filed in the U.S. District Court, Southern District of California (San Diego) against Franklin, as a nominal defendant, Nosirrah Management LLC v. Franklin Wireless et al. (Case # 3:21-cv-01316-CAB-JLB), on or about July 22, 2021, claiming that our Chief Executive Officer, OC Kim, violated Section 16(b) of the Securities Exchange Act of 1934 for receiving “short-swing” profits from a sale and purchase of Franklin shares, in violation of that Act.

On February 16, 2024, a jury found for the plaintiff and awarded Nosirrah $2,000,000 in damages, plus costs and attorney’s fees. Mr. Kim and the Company believe the allegations and the verdict are not supported by the facts. Notwithstanding the foregoing, the Company, Mr. Kim, and Nossirrah determined to compromise and settle the matter in lieu of further proceedings and entered into a Settlement and Release Agreement, dated June 12, 2024.

The Settlement and Release Agreement

Under the terms of the Settlement and Release Agreement, Mr. Kim will pay the Company $1,000,000 and the Company will pay the plaintiff’s attorneys $550,000. The Settlement and Release Agreement also provides that Mr. Kim will dismiss his appeal of the judgment, and provides for mutual releases among the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: June 14, 2024	By: /s/ OC Kim
OC Kim, President

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